UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 19, 2016

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number:	001-15393

Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1398 Central Avenue Dubuque, Iowa 52001
(Address of principal executive offices)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 19, 2016, the Heartland Financial USA, Inc . (the “Company) Board of Directors designated Janet Quick, the company’s Deputy Chief Financial Officer, as its Principal Accounting Officer for Securities and Exchange Commission reporting purposes, effective January 19, 2016. She was also named an Executive Vice President.
Ms. Quick, age 50, has served as Senior Vice President, Deputy CFO of the Company since July 2013, after having been with the Company since 1994, in various audit, finance and accounting positions. Ms. Quick began her career in 1987 as an auditor with Deloitte & Touche and joined Hawkeye Bancorporation in 1990 where she served in the corporate accounting area.
Ms. Quick does not have an employment agreement with the Company, and participates in the Company’s Performance-Based Incentive Plan, the 401(k) Plan, and the Long Term Incentive Plan.
Effective January 19, 2016, in connection with this appointment, Ms. Quick’s annual base salary was increased by $10,000.
Since January 1, 2015, there have been no transactions, and there are no currently proposed transactions, to which the Company was or is a participant in which Ms. Quick had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2016	HEARTLAND FINANCIAL USA, INC.

	By:	/s/ Bryan R. McKeag
EVP, Chief Financial Officer